Exhibit 99.1

CHROMADEX CORPORATION REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS

Third Quarter 2019 Highlights vs. Third Quarter 2018

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Strong growth in net sales to $12.1 million, improved gross margin, and significantly improved marketing efficiency year-over-year.
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TRU NIAGEN net sales of $9.7 million, an 11% increase sequentially and an 86% increase year-over-year.
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Strengthened balance sheet with $7 million private placement of common stock. Additionally, $10 million of convertible notes were converted into common stock.
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Received positive opinion on Nicotinamide Riboside as a novel food from world-leading European Food Safety Authority (EFSA); a milestone step in the EU regulatory process with commercialization expected in mid-2020.
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In November 2019, secured a $7 million committed line of credit to help manage working capital investments.

LOS ANGELES, November 12, 2019 (GLOBE NEWSWIRE) - ChromaDex Corp. (NASDAQ:CDXC) today reported third quarter 2019 financial results.

“We had another strong quarter with total net sales of $12.1 million, up 9% sequentially and 48% year-over-year,” said ChromaDex CEO Rob Fried. “In addition, we improved the gross margin and expanded our global footprint.”

Results of operations for the three months ended September 30, 2019

For the three months ended September 30, 2019 (“Q3 2019”), ChromaDex reported net sales of $12.1 million, up 48% compared to $8.1 million in the third quarter of 2018 ("Q3 2018"). The increase in Q3 2019 revenues was driven by growth in sales of TRU NIAGEN.

Gross margin increased by 230 basis points to 56.0% for Q3 2019 compared to 53.7% in Q3 2018. The increase in gross margin was driven by the positive impact of TRU NIAGEN consumer product sales.

Operating expenses increased by $0.7 million to $13.6 million in Q3 2019, compared to $13.0 million in Q3 2018. The increase in operating expenses was driven by an increase of $1.2 million of general and administrative expense, partially offset by $0.3 million of lower R&D expense and $0.2 million of lower advertising and marketing expense. The increase in general and administrative expense was driven by higher legal expense, higher share-based compensation and higher royalties to patent holders.

The net loss for the third quarter of 2019 was $7.2 million or ($0.12) per share as compared to a net loss of $8.6 million or ($0.16) per share for the third quarter of 2018. For Q3 2019, the reported loss was negatively impacted by a non-cash charge of $1.7 million related to equity-based compensation and $0.3 million of debt discounts related to $10.0 million of convertible notes issued to certain investors which were recorded as interest expense.

Adjusted EBITDA excluding total legal expense, a non-GAAP measure, was ($1.9) million for Q3 2019, compared to ($4.3) million for Q3 2018, a $2.5 million improvement. Sequentially, Adjusted EBITDA excluding total legal expense improved by $0.2 million compared to ($2.1) million for the three months ended June 30, 2019. The $0.2 million improvement was primarily driven by higher gross margins and higher sales.

ChromaDex defines Adjusted EBITDA excluding total legal expense as net income or (loss) which is adjusted for interest, income tax, depreciation, amortization, non-cash stock compensation costs and total legal expense.

For the third quarter of 2019, the net cash used in operating activities was $7.8 million versus $5.2 million for the same period in the prior year. The Company ended the third quarter of 2019 with cash of $18.9 million.

2019 Outlook

Looking forward, the Company expects revenue growth to be driven primarily by its U.S. ecommerce and Watsons international business, as well as the launch of TRU NIAGEN® with other distributors in certain new international markets.  The Company expects continued gross margin improvement and lower selling, marketing and advertising as well as general and administrative expenses as a percentage of net sales.

Investor Conference Call

ChromaDex management will host an investor conference call to discuss the third quarter results and provide a general business update on Tuesday, November 12, at 4:30pm ET.

Participants should call in at least 10 minutes prior to the call. The dial-in information is as follows:

Date: Tue., November 12, 2019

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: (866) 211-3191

International dial-in number: (647) 689-6604

Conference ID: 9475087

Webcast link: ChromaDex Third Quarter 2019 Earnings Conference Call

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.chromadex.com.

A replay of the conference call will be available after 7:30 p.m. ET.

Toll-free replay number: (800) 585-8367

Replay ID: 9475087

The earnings press release, and its accompanying financial exhibits, will be available on the Investor Relations section of the Company website, www.chromadex.com.

About Non-GAAP Financial Measures:

ChromaDex’s non-GAAP financial measures exclude interest, income tax, depreciation, amortization, non-cash share-based compensation costs and total legal expense for adjusted EBITDA excluding total legal expense. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of GAAP to non-GAAP measures are attached to this press release.

About ChromaDex:

ChromaDex Corp. is a science-based integrated nutraceutical company devoted to improving the way people age. ChromaDex scientists partner with leading universities and research institutions worldwide to uncover the full potential of NAD and identify and develop novel, science-based ingredients. Its flagship ingredient, NIAGEN® nicotinamide riboside, sold directly to consumers as TRU NIAGEN®, is backed with clinical and scientific research, as well as extensive IP protection. TRU NIAGEN® is helping the world AGE BETTER®. ChromaDex maintains a website at www.chromadex.com to which ChromaDex regularly posts copies of its press releases as well as additional and financial information about the Company.

Important Note on Forward Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include the quotation from ChromaDex’s Chief Executive Officer, and statements related to future revenue growth being driven by ChromaDex’s U.S. ecommerce and Watsons’ international business, launching TRU NIAGEN in certain new international markets, the expectations of gross margin improvement, and the expectations of lower selling, marketing and advertising expenses and lower general and administrative expenses as a percentage of net sales. Other risks that contribute to the uncertain nature of the forward-looking statements are reported in our most recent Forms 10-Q and 10-K as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:

Brianna Gerber, Vice President of FP&A and Investor Relations

949-419-0288 ext. 127

briannag@chromadex.com

ChromaDex Media Contact:

Alex Worsham, Senior Director of Strategic Partnerships

310-388-6706 ext. 689

alexw@chromadex.com

ChromaDex Corporation

ChromaDex Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
For the Three Month Periods Ended September 30, 2019 and September 30, 2018
(In thousands, except per share data)

	Three Months Ended
	Sep. 30, 2019	Sep. 30, 2018

Sales, net	$12,053	$8,120
Cost of sales	5,304	3,759

Gross profit	6,749	4,361

Operating expenses:
Sales and marketing	4,626	4,837
Research and development	1,044	1,350
General and administrative	7,967	6,770
Operating expenses	13,637	12,957

Operating loss	(6,888)	(8,596)

Nonoperating expense
Interest expense, net	(314)	(9)
Nonoperating expense	(314)	(9)

Net loss	$(7,202)	$(8,605)

Basic and diluted loss per common share	$(0.12)	$(0.16)

Basic and diluted weighted average
common shares outstanding	57,658	55,068

 See Notes to Condensed Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on November 12, 2019.

ChromaDex Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
September 30, 2019 and December 31, 2018
(In thousands, except per share data)

	Sep. 30, 2019	Dec. 31, 2018
Assets

Current Assets
Cash, including restricted cash of $0.2 million and $0.2 million, respectively	$18,879	$22,616
Trade receivables, net of allowances of $0.5 million and $0.5 million, respectively;
Receivables from Related Party: $1.9 million and $0.7 million, respectively	5,953	4,359
Contract assets	89	56
Receivable held at escrow, net of allowance of $0.2 million and $0.1 million, repectively	553	677
Inventories	9,820	8,249
Prepaid expenses and other assets	1,071	577
Total current assets	36,365	36,534

Leasehold Improvements and Equipment, net	3,696	3,585
Intangible Assets, net	1,373	1,547
Right of Use Assets	1,045	-
Other Long-term Assets	660	566

Total assets	$43,139	$42,232

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$6,168	$9,548
Accrued expenses	3,693	4,444
Current maturities of operating lease obligations	620	-
Current maturities of finance lease obligations	281	173
Contract liabilities and customer deposits	261	275
Total current liabilities	11,023	14,440

Deferred Revenue	3,873	-
Operating Lease Obligations, Less Current Maturities	1,031	-
Finance Lease Obligations, Less Current Maturities	70	137
Deferred Rent	-	477

Total liabilities	15,997	15,054

Commitments and Contingencies

Stockholders' Equity
Common stock, $.001 par value; authorized 150,000 shares;
issued and outstanding September 30, 2019 59,383 shares and
December 31, 2018 55,089 shares	59	55
Additional paid-in capital	140,130	116,876
Accumulated deficit	(113,047)	(89,753)
Total stockholders' equity	27,142	27,178

Total liabilities and stockholders' equity	$43,139	$42,232

 See Notes to Condensed Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on November 12, 2019.

ChromaDex Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands)

	Three months ended
	Mar. 31, 2018	Jun. 30, 2018	Sep. 30, 2018	Dec. 31, 2018	Mar. 31, 2019	Jun. 30, 2019	Sep. 30, 2019

Net loss, as reported	$(8,443)	$(8,050)	$(8,605)	$(8,218)	$(8,337)	$(7,755)	$(7,202)
Adjustments:
Interest (income) expense	44	48	9	(22)	(35)	575	314
Depreciation	121	146	169	171	173	190	196
Amortization of intangibles	58	58	59	60	61	61	62
Amortization of right of use assets	-	-	-	-	138	141	144
Share-based compensation	1,258	1,811	1,317	1,985	2,029	1,759	1,687
Adjusted EBITDA	$(6,962)	$(5,987)	$(7,051)	$(6,024)	$(5,971)	$(5,029)	$(4,799)

Total legal expense	2,973	2,079	2,723	2,045	3,250	2,926	2,944

Adjusted EBITDA excluding total legal expense	$(3,989)	$(3,908)	$(4,328)	$(3,979)	$(2,721)	$(2,103)	$(1,855)